Exhibit 99.1

BIODEL REPORTS SECOND QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, May 13th, at 5:00 p.m. ET

DANBURY, Conn., May 13, 2014 - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second fiscal quarter ended March 31, 2014 and provided an update on recent corporate and drug candidate portfolio developments.

Highlights Since the Last Fiscal Quarter

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Continued progress on the Glucagon Emergency Management (GEM) program, including the completion of the dosing portion of an ongoing GLP toxicology study and the execution of a long-term commercial manufacturing agreement with Emergent BioSolutions for the fill and finish of Biodel’s GEM device.

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Announced positive data from a Phase 1 trial which demonstrated that concentrated ultra-rapid-acting insulin BIOD-531 is characterized by a more rapid absorption and onset of action than both Humulin® R U-500 and Humalog® Mix 75/25, and has a prolonged duration of action that is expected to be suitable for basal insulin needs.

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Started dosing patients with BIOD-531 in the first of two planned Phase 2 meal studies.

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Signed a research supply and technology development agreement with the HEC Pharm subsidiary Yichang Chang Jiang Pharmaceutical Co., Ltd to support development of an ultra-rapid-acting insulin aspart.

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Four abstract submissions accepted to the 74th Scientific Sessions of the American Diabetes Association in San Francisco, California, June 13 - 17, 2014.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We have achieved multiple important milestones in our three key programs this quarter.  On the heels of impressive Phase 1 results, we have rapidly advanced BIOD-531 into multiple Phase 2 trials to compare the postprandial glucose responses of BIOD-531 to Humulin® R U-500 and Humalog® Mix 75/25 prandial/basal insulin.  We have further expanded the potential of our ultra-rapid-acting technology with the recently announced aspart collaboration with HEC.  We continue to advance the GEM program forward with the signing of the last of three important agreements in preparation for manufacturing the registration lots required for NDA submission.  We look forward to reporting on additional key milestones in 2014, such as the results of our two meal studies with BIOD-531 and the initiation of a GEM clinical study.”

Exhibit 99.1

Second Quarter Financial Results

Biodel reported a net loss for the three months ended March 31, 2014 of $6.2 million, or $0.29 per share of common stock, compared to a net loss of $5.2 million, or $0.37 per share of common stock, for the same period in the prior year.

Research and development expenses were $4.3 million for the three months ended March 31, 2014, compared to $3.0 million for the same period in the prior year. This increase is primarily due to expenses associated with the development of our GEM product candidate.

General and administrative expenses were $1.7 million for the three months ended March 31, 2014, compared to $2.2 million for the same period in the prior year.

Expenses for the three months ended March 31, 2014, included costs of $0.2 million in stock-based compensation expense related to options and restricted stock units granted to employees and our non-employee directors, compared to $0.3 million for the same period in the prior year.

Biodel did not recognize any revenue during the three months ended March 31, 2014 or 2013.

At March 31, 2014, Biodel had cash and cash equivalents of $28.7 million and 21.1 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on May 13, 2014, beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (International). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 49156436.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2013	March 31, 2014
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,781	$28,686
Taxes receivable	6	6
Grant receivable	26	207
Prepaid and other assets	264	610

Total current assets	40,077	29,509
Property and equipment, net	1,031	755
Intellectual property, net	43	41
Total assets	$41,151	$30,305

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$246	$641
Accrued expenses:
Clinical trial expenses	181	25
Payroll and related	1,139	721
Accounting and legal fees	226	118
Severance	255	96
Other	319	247
Income taxes payable	75	7

Total current liabilities	2,441	1,855

Common stock warrant liability	6,121	3,960
Other long term liabilities	26	—

Total liabilities	8,588	5,815
Commitments
Stockholders' equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,950,000 and 1,950,000 issued and outstanding	19	19
Common stock, $.01 par value; 62,500,000 shares authorized; 21,070,824 and 21,116,579 issued and outstanding	211	211
Additional paid-in capital	247,761	248,328
Deficit accumulated during the development stage	(215,428)	(224,068)

Total stockholders' equity	32,563	24,490

Total liabilities and stockholders' equity	$41,151	$30,305

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		December 3, 2003 (inception) to March 31,
	2013	2014	2013	2014	2014
Revenue	$—	$—	$—	$—	$—

Operating expenses:
Research and development	2,966	4,257	7,641	7,998	163,398
Government grant	(29)	(207)	(224)	(304)	(938)
General and administrative	2,174	1,731	3,603	3,127	75,328

Total operating expenses	5,111	5,781	11,020	10,821	237,788
Other (income) and expense:
Interest and other income	(12)	(13)	(28)	(29)	(5,731)
Interest expense	—	—	—	—	78
Adjustment to fair value of common stock warrant liability	116	426	(2,112)	(2,161)	(13,225)
Loss on settlement of debt	—	—	—	—	627

Loss before tax provision (benefit)	(5,215)	(6,194)	(8,880)	(8,631)	(219,537)
Tax provision (benefit)	5	4	9	9	(529)

Net loss	(5,220)	(6,198)	(8,889)	(8,640)	(219,008)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(5,220)	$(6,198)	$(8,889)	$(8,640)	$(224,068)

Net loss per share — basic and diluted	$(0.37)	$(0.29)	$(0.63)	$(0.41)

Weighted average shares outstanding — basic and diluted	14,182,451	21,083,237	14,179,219	21,078,404

Exhibit 99.1

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our

Exhibit 99.1

ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the first fiscal quarter ended December 31, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1 (646) 378 2942

SOURCE Biodel Inc.

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